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                                                                    EXHIBIT 10.3

               1996 EMPLOYEE INCENTIVE STOCK OPTION PLAN AGREEMENT

             INCENTIVE STOCK OPTION PLAN OF S.T RESEARCH CORPORATION

                           ADOPTED AS OF MAY 22, 1996

1. PURPOSE OF THE PLAN. The purpose of the Incentive Stock Option Plan of S.T. Research Corporation (STR) (the "Plan") is to encourage selected employees to acquire or expand a proprietary interest in STR, a Virginia corporation (the "Company"). To accomplish this objective, the Plan provides a means whereby eligible employees may receive stock options that qualify as "incentive stock options" under Section 422A of the Internal Revenue Code as added by the Economic Recovery Tax Act of 1981 and as it may be amended from time to time ("Section 422A").

2. ELIGIBLE EMPLOYEES. Key employees, including officers and directors who are employees of the Company or of any affiliate of the Company, are eligible to receive an option or options under the Plan. The term "affiliate", as used in the Plan, means a parent or subsidiary corporation, as defined in the applicable provisions of the Internal Revenue Code (the "Code").

3. STOCK SUBJECT TO THE PLAN. An aggregate of 60,000 authorized but unissued, or treasury, shares of the common stock of the Company, or such number and class of securities as adjusted to give effect to the anti dilution provisions contained in Paragraph 6.2 hereof, may be sold upon the exercise of options granted under the Plan. In the event that any option outstanding under the Plan expires, or is terminated for any reason, unexercised in whole or in part, prior to the end of the period during which options may be granted under the Plan, the shares of stock allocable to the unexercised portion of such option may again be subjected to option under the Plan.

4. ADMINISTRATION. The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the general purposes, terms and conditions of the Plan, the Board shall have full power to implement and carry out the Plan in all ways permissible under the applicable provisions of the Code, including, but not limited to, the following: (1) to construe and interpret the Plan; (2) to prescribe, amend and rescind rules and regulations relating to the Plan; and
(3) to make all other determinations necessary or advisable for the administration of the Plan. The Board shall determine which employees should be granted options under the Plan, the number of shares of stock covered by each option, and the terms and conditions of each option.

5. GRANTING OF OPTIONS. Options shall be granted within 10 years from the effective date of the Plan. Each option shall be evidenced by a written Stock Option Agreement executed by the Company and the employee to whom such option is granted. An option shall be deemed to have been granted only when the Stock Option Agreement has been duly executed by the Company and the employee to whom such option is granted has been notified of the granting of the option.


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6.     TERMS AND CONDITIONS OF OPTIONS. Each option shall be subject to the following terms and conditions:

6.1 OPTION PRICE. The option price, that shall be approved by the Board, shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value of the Company's common stock at the time the option is granted. If an employee owns more than 10% of the outstanding stock of the Company, the option price shall be at least 110% of the fair market value of the stock. The fair market value for the purposes of the Plan shall be determined by the Board in accordance with reasonable criteria that do not conflict with the applicable provisions of the Code.

6.2 ADJUSTMENTS. In the event that the common stock of the Company is changed by reason of any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, or converted into or exchanged for other securities as a result of any merger, consolidation or reorganization, or in the event that the outstanding number of shares of common stock of the Company is increased through payment of a stock dividend, appropriate proportionate adjustments shall be made in the number and class of shares of stock subject to the Plan, and the number and class of shares of stock subject to any option outstanding under the Plan; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Any such adjustment shall be made by the Board, whose determination shall be conclusive. If there is any other change in the number or kind of the outstanding shares of common stock of the Company, or of any other security into which such stock shall have been changed or for which it shall have been exchanged, and if the Board, in its sole discretion, determines that such change equitably requires any adjustment in the options then outstanding under the Plan, such adjustment shall be made in accordance with the determination of the Board. No adjustments shall be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its common stock or securities convertible into or exchangeable for shares of its common stock. All adjustments shall be made in such a manner that each option which is adjusted will continue to qualify under Section 422A as an "incentive stock option."

6.3 OTHER RIGHTS IN EVENT OF CERTAIN REORGANIZATIONS. New option rights may be substituted for the option rights granted under the Plan, or the Company's duties as to options outstanding under the Plan may be assumed, by an employer corporation other than the Company, or by a parent or subsidiary of such employer corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved, in such a manner that will allow the then outstanding options to continue to qualify as "incentive stock options" under Section 422A and to the full extent permitted thereby. Despite the foregoing provisions of this Section 6(3), in the event such employer corporation, or parent or subsidiary of such employer corporation, refuses to substitute new option rights for, and substantially equivalent to, the option rights granted under this Agreement, or to assume the option rights granted under this Agreement, as permitted by the Code, the option rights granted under this Agreement shall terminate and thereupon become null and void: (1) upon the reorganization, dissolution or liquidation of the Company, or similar occurrence; or (2) upon any merger, consolidation, acquisition or separation, or similar occurrence, if the Company is not the surviving corporation; provided, however, that each


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optionee shall have the right, immediately prior to or concurrently with such reorganization, dissolution, liquidation, merger, consolidation, acquisition, separation, or similar occurrence, and upon at least 10 days' written notice thereof to exercise any unexpired option rights granted hereunder to the extent such option rights are exercisable at the time of mailing of such notice, but in any event subject to the time limitations for exercise of options provided in the Code.

       In the event that the Board, in its sole discretion, determines that it is desirable to offer its shares to the public pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or pursuant to an exemption under such Act, the Secretary of the Company shall notify all optionees affected of such determination in writing. In that event, all outstanding options shall become null and void 30 days after such notice is mailed, but each affected optionee shall, during such 30 day period, have the right to exercise any unexpired option rights granted under this Agreement to the extent such option rights are exercisable at the time of mailing of such notice, but in any event subject to the time limitations for exercise of options provided in the Code.

6.4 OPTION EXERCISE PERIOD. Each option granted under the Plan shall become exercisable on a date or in installments, and shall expire on a date, determined by the Board, but in no event shall an option expire later than 10 years from the date such option is granted, and in the case of an employee who owns more than 10% of the outstanding stock of the Company, in no event shall an option expire later than five (5) years from the date such option is granted.

6.5 NON ASSIGNABILITY OF OPTION RIGHTS. No option granted under the Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of an optionee, his or her option shall be exercisable only by him or her.

6.6 OTHER PROVISIONS. Each option granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board, and shall include such provisions and conditions as are necessary to qualify the option under Section 422A as an "incentive stock option.

7. AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN. The Board may at any time amend, suspend, or terminate the Plan. However, the Board of Directors may not, without approval of the holders of a majority of the combined issued and outstanding voting shares of the Company, increase the aggregate number of shares of stock subject to the Plan (except as provided in Section 6.2 of this Agreement), and neither the amendment, suspension, nor termination of the Plan shall, without the consent of the optionee, alter or impair any rights or obligations under any option granted under the Plan (except as provided in Section 6.2 or Section 6.3 in this Agreement). No option may be granted during any period of suspension or after termination of the Plan.

8. ACTION BY EXECUTIVE COMMITTEE. Any and all action authorized or required under Sections 1 through 7 of the Plan to be taken by the Board may be taken by the Executive Committee of the Board if there be one and if the Board has duly delegated its authority to the Executive Committee to take such action.


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9.     LIMIT ON STOCK SUBJECT TO OPTIONS. Options shall not be granted to any individual pursuant to this Plan, the effect of which would be to permit such person to first exercise options, in any calendar year, for the purchase of shares having a fair market value in excess of ($100,000) (determined at the time of the grant of the options).

10. NON-EXCLUSIVITY OF PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for their approval, nor any provision of the Plan shall be construed as creating any limitation on the power of the Board to adopt additional compensation arrangements from time to time as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

11. EFFECTIVE DATE OF THE PLAN. The effective date of this Plan is May 22, 1996. On this date the approval of both the shareholders and the board of directors of the Company was duly obtained. Options may be granted and exercised under the Plan only after there has been compliance with all applicable federal and state securities laws.